DEFINITIVE AGREEMENT

         THIS AGREEMENT is made as of October 1, 1996 ("Effective Date"), by and between STARSIGHT TELECAST, INC. ("StarSight"), a corporation organized and existing under the laws of the State of California, USA, having its main office and place of business at 39650 Liberty Street, 3rd Floor, Fremont, California, 94538, USA, and Microsoft Corporation ("Microsoft"), a corporation organized and existing under the laws of the State of Washington, USA, having its main office and place of business at One Microsoft Way, Redmond, Washington 98052-6399, USA, who agree as follows:

                                    SECTION 1
                                    RECITALS

         StarSight is engaged in the manufacture, research and development of data processing products and methods including the provision of schedule and programming information to end users and television broadcast facilities having systems compatible for receiving such information.

         Microsoft develops, manufactures, licenses, sells and supports a wide range of software and hardware products, including data processing products, for personal computers ("PCs"), sub-PCs, computerized appliances, workstations and servers.

         StarSight and Microsoft have intellectual property rights including certain patents and patent applications, and have the right to grant licenses to the other under such intellectual property rights. The parties expect to continue research and development which will be protected by future intellectual property rights. Each of the parties wishes to be granted licenses under such intellectual property rights of the other party.

         The parties wish to cooperate with respect to their respective development of data processing products and provision of schedule and programming information to end users and television broadcast facilities. Further, the parties wish to share certain revenues and conduct various marketing activities in connection with such products and services.

                                    SECTION 2
                                   DEFINITIONS

         When the following terms are used in capitalized form herein, they shall have the following meanings:

         "Advertising Links" means a hypertext link or other mechanism through which advertising is made available to or accessible by user selection. One example of an "Advertising Link" would be an icon which could be selected by a user which activates or causes the display or storage of an advertising message.

         "Advertising Revenue(s)" means all Microsoft revenues generated from advertising sold for display in any EPG display of any Microsoft EPG Product, as well as any fees paid by an advertiser to Microsoft for display of an Advertising Link or for user selection of an Advertising Link in any EPG display of any Microsoft EPG Product.

         "Data Loader" means a mechanism for receiving and storing data in a manner which allows it to be displayed in an EPG.

         "Deliverables" shall mean either the Microsoft Deliverables or the StarSight Deliverables as the context may require.

         "Delivering Party" shall mean Microsoft in the case of the Microsoft Deliverables and StarSight in the case of the StarSight Deliverables.

         "Digital Set Top Box" means any digital device (other than a Traditional Product, a personal computer or other multi-purpose device, as well as, components designed therefor), the principal design and function of which is the reception, decoding and conditional access of MPEG (or equivalent) digital broadcast signals, irrespective of the broadcast method (e.g., cable, satellite), of programming services such as television.

         "Direct Broadcast Satellite Product" or "DBS Product" means an integrated receiver/decoder product compatible with a direct broadcast satellite system such as, for example, the DirecTV 101(degree) West direct broadcast satellite network. A DBS Product may be, for example, without limitation a television, a VCR or personal computer having an integrated direct broadcast satellite network receiving function.

         [REDACTED***] means [REDACTED***] or its successor in interest to its [REDACTED***].

         "Electronic Program Guide" or "EPG" means any electronic guide which displays or gives selective access to any information.

         "Licensed Patents" means, as to each party to this Agreement, the claims covering EPG-related inventions in any and all patents and applications throughout the world including utility models, design patents, divisionals, reissues, continuations, re-examinations and extensions thereof, issued or issuing on applications entitled to an effective filing date before [REDACTED***], under which patents or applications therefor such party or any of its Subsidiaries now has or [REDACTED***] of or within the scope granted herein. The term "Licensed Patents" shall not apply with respect to any claim of any patent in which either party first obtains rights before, on, or after the Effective Date if a grant of a license or the exercise of rights thereunder would result [REDACTED***], or result in the loss of any rights in such patent, by the granting party, except for [REDACTED***] to Subsidiaries of such granting party, and [REDACTED***] to third parties for inventions made by said third parties while employed by such granting party to this Agreement.

--------------------------------------------

*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

         "Microsoft Deliverables" shall mean deliverables identified on Appendix A, attached hereto and incorporated by reference and as may be amended from time to time in writing by the mutual agreement of the parties to this Agreement.

         "Microsoft EPG Product" means a Microsoft Licensed Product that includes or incorporates an EPG designed to receive and display local broadcast TV listings.

         "Microsoft Licensed Product(s)" means any and all products, services and infrastructure of Microsoft or any of its Subsidiaries which products, services and infrastructure, but for this Agreement would directly or indirectly infringe one or more of the valid and enforceable claims of the StarSight Licensed Patents. The term "Microsoft Licensed Products," however, shall not include Traditional Products.

         "Net Advertising Revenues" means Advertising Revenues less only allowances for uncollectable amounts and bad debts, determined in accordance with generally accepted accounting principles as consistently applied by Microsoft.

         "Net Subscription Revenues" means Subscription Revenues less only allowances for uncollectible amounts and bad debts, determined in accordance with generally accepted accounting principles as consistently applied by StarSight.

         "Receiving Party" shall mean StarSight in the case of the Microsoft Deliverables and Microsoft in the case of the StarSight Deliverables.

         "Service Provider" means any company or entity which operates a broadcast system, irrespective of the broadcast method (e.g., cable, satellite), for providing programming services such as television.

         [REDACTED***] means, with respect to any Digital Set Top Box, one that is directly or indirectly provided by a [REDACTED***] to an end user via lease, subscription or otherwise whereby title to the Digital Set Top Box does not pass to the end user (i.e., the Digital Set Top Box remains an asset listed on the financial books of the [REDACTED***] or other entity which provides the Digital Set Top Box to the end user).

         "StarSight Authorization Codes" means codes which StarSight uses to electronically send activation, deactivation or other commands or data to individually addressable StarSight products.

         "StarSight Competitor" means an entity that actively designs and/or sells or otherwise markets Electronic Program Guide hardware, services and/or software which, when such products and services, taken individually or collectively, directly compete in the marketplace with similar StarSight products and services designed, sold, or otherwise marketed by StarSight, or are licensed under and/or covered by any StarSight patent, copyright, or trade secret.

--------------------------------------------

*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

         "StarSight Data Loader" means a Data Loader that receives and stores StarSight data, pursuant to a StarSight subscription.

         "StarSight Deliverables" shall mean deliverables identified on Appendix B, attached hereto and incorporated by reference.

         "StarSight Licensed Product(s)" means any and all EPG products and services of StarSight or any of its Subsidiaries the primary function of which is to receive and display information from a StarSight data service and a substantial portion of which functionality is to receive and display television programming information which products and services, but for this Agreement would directly or indirectly infringe one or more of the valid and enforceable claims of the Microsoft Licensed Patents. For example, personal computer operating systems, Internet/Intranet browser programs, general purpose word-processing programs, and spreadsheet programs would not be included in the term "StarSight Licensed Products."

         "StarSight Protocol(s)" means data structures, protocols, and similar information established by StarSight to enable StarSight products to receive, decode and utilize information broadcast through the StarSight system.

         "StarSight Trademarks" means the "StarSight and the "StarSight and Design" trademarks, whether alone or in combination, as illustrated in Appendix C, attached hereto and incorporated by reference; provided however, that the appearance and/or style of the trademarks may vary from time to time as specified by StarSight in its sole discretion.

         "Subscription Revenues" means StarSight revenues generated from (or as a result of) paid subscribers to the StarSight EPG subscription service for local broadcast TV listings derived directly from users' use of Microsoft EPG Products. The term "Subscription Revenues" does not include subscription revenues received by StarSight derived from any non-Microsoft EPG product irrespective of whether such non-Microsoft EPG Product runs on a third party platform or on a Microsoft operating system platform (such as "Windows(R) 95" or its successor products and platforms).

         "Subsidiary" means a corporation, company, or other entity: (i) more than 50% of whose outstanding shares or securities (representing the right to vote for the election of directors or other such managing authority) are, now or hereafter, owned or controlled, directly or indirectly by a party hereto, but such corporation, company, or other entity shall be considered to be a Subsidiary only so long as such ownership or control exists; or (ii) which does not have outstanding shares-or securities, as may be the case with a partnership, joint venture, or unincorporated association, but more than [REDACTED***] of whose ownership interest representing the right to make decisions for such corporation, company, or other entity is, now or hereafter, owned or controlled, directly or indirectly by a party hereto, but such corporation, company, or other entity shall be considered to be a Subsidiary only so long as such ownership or control exists.

--------------------------------------------

*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

         "Trade Secret(s)" means information shared by one party with the other relating to past, present and future research, development and business activities, which information is treated as secret and confidential, and which information derives independent, actual or potential value from not being generally known to other persons by proper means.

         "Traditional Products" means devices of the type and capability generally available in the consumer market as of [REDACTED***], in the following product categories: television sets, VCRs, TVCRs, and television set top decoder boxes irrespective of whether such products are connected via cable, satellite, telephony, MMDS, etc. and irrespective of whether such products are [REDACTED***] or distributed by some other means.

         "Transfer(s)" or "Transferred" means (i) deliver(ed) to others (including for export) other than by sale, regardless of the basis of compensation, if any, (e.g., by consignment or by gift) and/or (ii) sell (sold) in combination with other products.

         "Version" means a particular model or version of a Microsoft Licensed Product.

         "Version Number" means any combination of numbers, letters, and/or words used to identify a particular Version of a Microsoft Licensed Product.

                                    SECTION 3
                      PATENT AND TRADE SECRET CROSS-LICENSE

         3.1 Subject to the obligations herein, including without limitation the consideration and payments pursuant to Sections 5 and 6, StarSight hereby grants to Microsoft a worldwide, non-exclusive, non-assignable license under StarSight's Licensed Patents and, subject without limitation to Section 10.1 and 10.2, Trade Secrets to make, have made, use, lease, sell, offer to sell, otherwise market and import Microsoft Licensed Products.

         3.2 Subject to the obligations herein, including without limitation the consideration and payment pursuant to Sections 5 and 6, Microsoft hereby grants to StarSight a worldwide, non-exclusive, non-assignable license under Microsoft's Licensed Patents and, subject without limitation to Section 10.1 and 10.2, Trade Secrets to make, have made, use, lease, sell, offer to sell, otherwise market and import StarSight Licensed Products.

         3.3  Subject to Section  11, the  patent  licenses  granted  under this
Section 3 shall not include the right to grant sub-licenses. The right to "have made" shall not be considered a prohibited sub-license.

--------------------------------------------

*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                                    SECTION 4
                            DEVELOPMENT AND SCHEDULES

         4.1 Microsoft shall deliver the Microsoft Deliverables to StarSight in accordance with schedules referenced in Section 4.5. If the schedule is not specified for a particular Microsoft Deliverable, then such Microsoft Deliverable will be distributed throughout the term of this Agreement as jointly determined by the parties.

         4.2 Microsoft grants to StarSight the license rights described in Appendix A with respect to the Microsoft Deliverables. The relevant license grants will apply to all Versions (pre-release and final) and components thereof distributed by Microsoft. To the extent any of the license rights set forth in Appendix A are inconsistent with the license rights set forth in this Agreement, then the license rights set forth in this Agreement shall apply.

         4.3 StarSight shall deliver the StarSight Deliverables to Microsoft in accordance with schedules referenced in Section 4.5. If the schedule is not specified for a particular StarSight Deliverable, then such StarSight Deliverable will be distributed throughout the term of this Agreement as jointly determined by the parties.

         4.4 StarSight grants to Microsoft the license rights described in Appendix B with respect to the StarSight Deliverables. The relevant license grants will apply to all Versions (pre-release and final) and components thereof distributed by StarSight. To the extent any of the license rights set forth in Appendix B are inconsistent with the license rights set forth in this Agreement, then the license rights set forth in this Agreement shall apply.

         4.5 The current schedule for the delivery of the Deliverables is set forth on Appendices A and B and may, from time to time be updated upon agreement of the parties. The schedule and all updates thereto will take into account the availability of the Deliverables and timing of development activities and test deployments. The parties agree to use reasonable efforts to implement the development activities and test deployments in accordance with the agreed upon schedule.

         4.6 In the event hardware is included in the Deliverables, then the following additional terms and conditions shall apply to such hardware. The Delivering Party shall retain title to hardware it delivers at all times. The Receiving Party shall insure and take normal precautions to care for the hardware it receives. The Delivering Party agrees that for the duration of this Agreement it will maintain the hardware it delivers in good working order at its expense. The Delivering Party shall determine in its sole discretion the methods (e.g., repair, replacement) by which it will maintain the hardware it delivers in good working order. The Receiving Party agrees to provide reasonable assistance and access to the hardware ft receives to the Delivering Party for this purpose.

         4.7 The Receiving Party may not reverse engineer, and in the case of the software, decompile, or disassemble the Deliverables it receives.

         4.8 Microsoft agrees that it shall not intentionally design its software and/or hardware to block out or prevent the reception of StarSight's data/service, provided that StarSight shall use reasonable efforts to make its data and security mechanisms compatible with such software and/or hardware. Microsoft agrees that it shall take prompt steps to correct any inadvertent blocking designs upon written notice from StarSight or upon Microsoft's own discovery of such a problem.

         4.9 The parties acknowledge that changes to the Deliverables will probably need to be made as development on their respective products progresses toward commercial release or as new types of products are developed. Accordingly, the parties agree to review Appendices A and B from time to time and make amendments to this Agreement to reflect such changes.

                                    SECTION 5
                           MARKETING AND DATA LOADERS

         5.1      INCLUSION OF STARSIGHT DATA LOADER

         5.1.1 Microsoft, as partial consideration for the licenses and rights granted to it herein, agrees that all Microsoft EPG Products shall conform to each of the following:

                  (a) Microsoft shall deliver the applicable StarSight Data Loader with all Microsoft EPG Products irrespective of whether the StarSight Service is available to permit the display of local broadcast TV listings data pursuant to a StarSight subscription (whether that service is free or otherwise). It is expressly understood between the parties that a service providing only satellite or other national TV broadcast listings (i.e., not including local broadcast TV listings data) shall not be considered a service that provides local broadcast TV listings data.

                  (b) Microsoft shall not deliver as part of the Microsoft EPG Product any other Data Loader for a service that provides local broadcast TV listings.

         5.1.2 Notwithstanding the provisions of [REDACTED***].

         5.1.3 Notwithstanding the provisions of Section 5.1.1(b), in the event the StarSight local broadcast TV listings data service is not available in a geographic region at the time a Version of a Microsoft EPG Product is introduced in such region, then Section 5.1.1(b) shall not apply to such

--------------------------------------------

*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Version. The Microsoft EPG Product, however, shall still include a StarSight Data Loader, except as provided below, so that if and when the StarSight data service becomes available in such region ft may be used with the Microsoft EPG Product. Microsoft, prior to the introduction of a new Version, is not required to include the StarSight Data Loader in circumstances where it is unlikely the StarSight data service will. be available in a particular geographic area based upon written confirmation to that effect by StarSight and when, by the nature of the hardware on which the Microsoft EPG Product is loaded, storage limitations exist. In the event StarSight fails to respond to Microsoft's request for "written confirmation" within twenty (20) days of Microsoft's written request, Microsoft may proceed absent written confirmation from StarSight. Microsoft will also promptly introduce a new Version of the Microsoft EPG Product which complies with the requirements of Sections 5.1.1(a) and (b), by removing the other Data Loader in such new Version, when the StarSight data service becomes available in such region.

         5.2      MARKETING REQUIREMENTS

         5.2.1 Microsoft, as partial consideration for the licenses and rights granted to it herein, agrees that all Microsoft EPG Products shall conform to each of the following:

                  (a) At least with the same frequency it displays the Microsoft logo, if and when displayed, Microsoft shall prominently display the StarSight logo in all Microsoft EPG Products (including, to the extent applicable, Windows 95 and/or successor products):

                           (i)   during the EPG set up routine;
                           (ii)  on the EPG display;
                           (iii) with reference to the offer of the trial period
                                 described in Section 5.6; and
                           (iv) to StarSight Service subscribers (1) when StarSight information is displayed and (2) when other EPG advertising and service related screens (if any) are displayed.

                  (b) The StarSight logo will be the only logo for a local broadcast TV listings service shown on the EPG display of any Microsoft EPG Product which actively uses the StarSight Data Loader.

                  (c) Microsoft shall give credit to StarSight in an "about box" or equivalent screen, in all Microsoft EPG
                           Products including those products identified in Sections 5.1.2 and 5.1.3. An example of such language is:

                             "StarSight  Logo" Features  of   this  product  are
                                               licensed from
                                               StarSight Telecast, Inc.

                  (d) Microsoft shall prominently display the StarSight logo on the front of any hardware product made by or for Microsoft that includes a Microsoft EPG Product and on the face of any accompanying Microsoft remote control device.

                  (e) Microsoft shall make commercially reasonable use of the StarSight Trademarks (both the word and design marks) in connection with the marketing or advertising of the EPG functionality of a Microsoft EPG Product, provided the StarSight EPG service is available for use in connection with such Microsoft EPG Product in the applicable geographic area. Microsoft shall not incorporate into any Microsoft EPG Product the logo or trademark of any competing (i.e., non-StarSight) EPG service for local broadcast TV listings subject to the provisions of Sections 5.1.2, 5.2.2 and/or 7.2. Microsoft's use of the StarSight Trademarks (both the word and design marks) shall cover the following materials and advertising:

                           (i)     manuals  and  user   documentation   (whether
                                   printed or in electronic form);
                           (ii)    product specification sheets;
                           (iii)   point-of-purchase materials;
                           (iv)    sales training materials;
                           (v)     TV/radio advertising;
                           (vi)    in-box materials;
                           (vii)   consumer magazine advertising;
                           (viii)  trade journals and related advertising; and
                           (ix)    packaging.

                           However, the foregoing shall not require Microsoft to mention StarSight or display the StarSight logo on every occasion listed in this Section 5.2.1(e) where EPG functionality is described or discussed, so long as this Section 5.2.1(e) is substantially met.

                  (f) Microsoft shall provide the functionality in Microsoft EPG Product software to display an offering message to the consumer in the EPG set up routine or other appropriate place to encourage the consumer to subscribe to the StarSight service and to display a message to alert the customer to renew the StarSight service when renewal is due; provided that such functionality shall not be a generalized messaging function to enable communication with users.

         5.2.2 Notwithstanding the provisions of Section 5.2.1(a), 5.2.1(b) and 5.2.1(e), in the event the initial execution of the EPG set-up routine of a Microsoft EPG Product is not able to connect to a data transmission/delivery mechanism for StarSight's local broadcast TV listings data in any given geographic region because such mechanism is not available, or if the user declines to sign up for the StarSight service (whether that service is free or otherwise), then the set-up routine may [REDACTED***] on the EPG display; but only on the condition that the Microsoft EPG Product shall allow the user, at [REDACTED***] for the StarSight service at a

--------------------------------------------

*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

         later date, whether that occurs as a result of the availability of the service in that geographic area or otherwise, in which case the [REDACTED***] shall appear in the EPG display if and as required pursuant to Sections 5.2.1(a) and (b). In all cases, however, the provisions of Section 5.2.1(c) shall apply. For the purposes of this Section 5.2.2, a "data transmission/delivery mechanism" shall generally mean without limitation any broadcast data transport provided to the consumer as part of a normal cable, telephony, airwave or satellite service. In the event the StarSight data service is not available on a "data transmission/delivery mechanism" which mechanism is generally competitive in terms of cost, availability and service to the "data transmission/delivery mechanism" for other EPG-related services available to consumers in the particular  geographic  region,  then  the  StarSight  mechanism  shall  not  be considered a "data transmission/delivery mechanism" for the purposes of this Section, but only so long as the StarSight "data transmission/delivery mechanism" is not generally competitive.

         5.3      LICENSE FOR STARSIGHT TRADEMARKS

         5.3.1 StarSight grants to Microsoft and Microsoft accepts a worldwide, nonexclusive, royalty-free license to use the StarSight Trademarks solely in connection with the marketing and promotion of StarSight as set forth in Section
5. Microsoft shall use the StarSight Trademarks (word and design marks) only in the form set forth on Appendix C unless otherwise approved in writing by StarSight and shall include the designation(TM) or (R), as instructed by StarSight. Microsoft agrees to use its best efforts to comply with all applicable laws and regulations pertaining to the proper use and designation of StarSight Trademarks in each country in which Microsoft uses the StarSight Trademarks. Microsoft shall not have the fight to use the StarSight Trademarks as a business name, or fictitious business name.

         5.3.2    QUALITY CONTROL:

                  (a) The nature and quality of Microsoft Licensed Product marketed in connection with the StarSight Trademarks and the StarSight logo, and all marketing and promotional material using the StarSight Trademarks and the StarSight logo, shall be a high quality consistent with the high quality of StarSight's goods and shall conform to the requirements of this Agreement and otherwise be consistent with the reputation and goodwill symbolized by the StarSight Trademarks and the StarSight logo.

                  (b) StarSight shall have the right to monitor the quality of the Microsoft Licensed Products and advertising and promotional materials using the StarSight Trademarks and the StarSight logo to ensure that the Microsoft Licensed Products and advertising and promotional materials conform to the requirements of this Agreement. In the event StarSight believes any Microsoft Licensed Products, advertising or promotional materials do not, conform to such standards, upon StarSight's request Microsoft shall provide exemplars of the relevant Microsoft Licensed Products, advertising and promotional materials for review by StarSight.

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         treatment  filed with the Securities and Exchange  Commission.  Omitted portions have been filed separately with the Commission.

         5.3.3 Microsoft acknowledges that it is often difficult, particularly in foreign countries, to obtain clear, registered title to StarSight Trademarks. Accordingly, Microsoft agrees that the rights granted herein exist only to the extent that StarSight owns such rights, and no warranty, express or implied, is made with respect thereto or with respect to the trademark rights of any third parties that may conflict with the rights granted herein.

         5.3.4 Microsoft agrees that any use of the StarSight Trademarks or the StarSight logo, including but not limited to use as a trade name, service mark or trade style shall inure to the benefit of StarSight, and that such use by Microsoft shall not give to Microsoft any right, title or interest in the StarSight Trademarks or the StarSight logo.

         5.3.5 Microsoft agrees that it will not, during the term of this Agreement or at any time thereafter, make application for, or aid or abet others to seek trademark registrations or recordings of, trade names or company names in any state of the United States, in the United States Patent and Trademark Office, or in other United States governmental agencies, or in any foreign country of any mark or design which includes StarSight Trademarks, or variations thereof, or imitations thereof, alone or in combination, except with the prior written permission of StarSight.

         5.3.6 Microsoft agrees not to take any action challenging or opposing, or to raise or cause to be raised, either during the term of this Agreement or after its termination, on any grounds whatsoever, any questions concerning, or objections to, the validity of the StarSight Trademarks or StarSight's rights therein.

         5.3.7 Microsoft agrees to provide reasonable assistance to StarSight, at StarSight's cost, in obtaining registrations for the StarSight Trademarks by providing, without limitation, information and samples of trademark usage regarding the StarSight Trademarks; provided, however, the failure to obtain such registrations shall not affect the validity of this Agreement.

         5.3.8 Microsoft acknowledges that this Agreement does not convey any ownership interest in the StarSight Trademarks to Microsoft.

         5.4       [REDACTED***]

         5.4.1 Subject to the parties reaching agreement on the terms of Microsoft's acquisition [REDACTED***] bandwidth through StarSight (as provided in Section 5.4.2), Microsoft agrees to provide StarSight, at no charge, access to and use of a minimum of [REDACTED***] data capability of Microsoft's allocated bandwidth or equivalent bandwidth on the [REDACTED***] within the continental US. The approval by [REDACTED***] of such allocation of bandwidth to StarSight shall be subject to the terms and conditions of the agreement between Microsoft and [REDACTED***]. Microsoft agrees to use its commercially reasonable, good faith efforts to obtain such approval from [REDACTED***] and to assist StarSight in its efforts to work with [REDACTED***] to resolve any hardware-related issues and/or other technical issues relating to the use of the [REDACTED***] bandwidth (For example, distribution and/or retrofitting of set-top boxes to handle the [REDACTED***] data channel decryption function).

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                                      -11-
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         5.4.2  StarSight  agrees  to work with  Microsoft  if  requested,  on a
commercially   reasonable  basis  to  provide   Microsoft  access  to  at  least
[REDACTED***] within StarSight's existing data delivery systems or network to facilitate the delivery of Microsoft advertising or other information. StarSight would maintain the network in conjunction with its existing service, and invoice Microsoft in an amount to be agreed upon which is intended to cover StarSight's costs and expenses to maintain the network and obtain [REDACTED***] bandwidth. The use of [REDACTED***] bandwidth shall be subject to the terms and conditions of StarSight's agreement(s) with the applicable third party data delivery systems or network provider(s).

         5.4.3 The parties also agree to work with each other on a commercially reasonable basis to assist in obtaining any rights or access to data delivery systems worldwide which are necessary or desirable to support the parties' respective subscription and/or advertising businesses related to products licensed hereunder. The parties acknowledge, however, that despite such efforts they may not be able to obtain access to the necessary or desirable amount of bandwidth on any given data delivery system.

         5.5      ADVERTISING AND SUBSCRIPTION

         5.5.1  StarSight  agrees  that  all  advertising   data/inventory   for
Microsoft EPG Products shall be exclusively obtained and sold by Microsoft and/or its designates.

         5.5.2 Microsoft agrees to make available to StarSight a limited amount of advertising inventory in any EPG display of Microsoft EPG Products, equivalent to [REDACTED***] of the total advertising inventory, free of charge, solely for advertising StarSight's own products and services. The advertising inventory made available to StarSight pursuant to this Section 5.5.2 shall be evenly distributed between prime and non-prime times. Further, when viewed by a viewer, such advertising inventory shall be of no less prominence, on average, than the advertising inventory of other Microsoft customers who pay for such inventory in cash.

         5.6 StarSight agrees to provide a minimum of [REDACTED***] free service ("Trial Period") to each new end user customer of a Microsoft EPG Product only in those instances when the StarSight Data Loader is used by the customer. Upon the expiration of the Trial Period, the consumer will be offered the opportunity to subscribe to the StarSight service at a rate no higher than the then current published standard StarSight consumer rate card. In the event the consumer does not subscribe, then the StarSight data subscription service to such subscriber may be terminated, in StarSight's discretion. StarSight may from time to time, at its sole option, offer end user customers of Microsoft EPG Products additional periods of free and/or discounted service.

         5.7  StarSight  will  administer,  at its  sole  expense,  the end user subscription process, including bill collections, credit checks, subscription authorizations and de-authorizations, with customers who subscribe to StarSight's service through a Microsoft EPG Product. Microsoft will administer, at its sole expense, technical support insofar as it relates to Microsoft Licensed Products.

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                                      -12-
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         5.8 Microsoft  agrees to  communicate  and/or meet with  StarSight on a regular and timely basis to discuss Microsoft's intent and/or plans to introduce Microsoft EPG Products into any geographic region where the StarSight service is not then available. Microsoft further agrees to use commercially reasonable efforts to assist StarSight so that it may meet Microsoft's launch plans in any given geographic region. This assistance includes but is not necessarily limited to Microsoft assisting StarSight to make the necessary local contacts for the purposes of initiating StarSight service in such geographic region. Microsoft shall work with StarSight, in conjunction with original equipment manufacturers and the owners of data transmission capacity, to increase and facilitate StarSight's ability to have a viable data transmission/delivery mechanism for local broadcast TV listings data in any given geographic region where StarSight does not then have its service available. StarSight shall, however, be solely
responsible  for   negotiating   and  acquiring  the  necessary   bandwidth  and
establishing the required infrastructure to support their data service.

         5.9 [REDACTED***] DIGITAL SET TOP BOXES

         5.9.1 In addition to the requirements set forth in this Agreement, the license set forth in Section 3 for Microsoft EPG Products installed on or incorporated in [REDACTED***] Digital Set Top Boxes is expressly conditioned upon the occurrence of one of the following:

                  (i) Microsoft elects, at its sole option, to [REDACTED***] described in Section [REDACTED***] for each [REDACTED***] on which a Microsoft EPG Product licensed by Microsoft is installed or incorporated into; or

                  (ii) The [REDACTED***] which distributes a [REDACTED***] Digital Set Top Box shall have entered into an agreement with StarSight that provides a license from StarSight covering the Microsoft EPG Product.

For situations described in Section 5.9.1 (i), in the event the [REDACTED***] Microsoft EPG Product [REDACTED***], then Microsoft may, [REDACTED***] the licensee a Microsoft EPG Product which [REDACTED***] described in Sections [REDACTED***] and [REDACTED***]. Microsoft shall, however, still include the StarSight Data Loader as required by Section 5. 1.1(a) with all Microsoft EPG Products.

                                    SECTION 6
                     PAYMENTS, ACCRUALS, RECORDS AND REPORTS

         6.1      PAYMENTS.

         6.1.1   Microsoft   shall  pay   StarSight  at  execution   hereof  the
non-refundable   "lump  sum"  royalty  payment  of  Twenty  Million  US  Dollars
(US$20,000,000) for the license set forth in Section 3.1.

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                                      -13-

         6.1.2 Microsoft shall pay StarSight [REDACTED***] (i) for each unit of Microsoft EPG Product distributed with one or more Data Loaders in addition to the StarSight Data Loader pursuant to Section 5.1.2, or (ii) for each unit of Microsoft EPG Product licensed by Microsoft and installed on or incorporated into a [REDACTED***] Digital Set Top Box pursuant to Section [REDACTED***]. For the purposes of this Section 6.1.2, upgrades, updates and new versions to or for a particular unit of Microsoft EPG Product for which a [REDACTED***] royalty has already been paid shall not constitute a new unit of Microsoft EPG Product so long as the original [REDACTED***] Digital Set Top Box or other applicable hardware has not been taken out of service, replaced with new hardware or a new [REDACTED***] Digital Set Top Box. This royalty amount is over and above all other payments specified in this Agreement.

         6.1.3 Microsoft agrees to pay StarSight [REDACTED***] of the total Net Advertising Revenues.

         6.1.4 StarSight agrees to pay Microsoft [REDACTED***] of the total Net Subscription Revenues.

         6.1.5 All payments due under Sections 6.1.2, 6.1.3 and 6.1.4 shall be accounted for on a calendar year quarterly basis and paid within forty-five (45) days after each quarter. Notwithstanding the foregoing, at Microsoft's option, it may elect to pay amounts due under Section 6.1.2 in quarterly installment payments over a period of three (3) years from the date the original payment is due. A reasonable rate of interest to be agreed by the parties shall accrue on such installment payments.

         6.2      ACCRUALS, RECORDS AND REPORTS

         6.2.1 Royalties and payments due under Sections 6.1.2, 6.1.3 and 6.1.4 shall accrue as follows:

                  (a) Royalties shall accrue when any unit of Microsoft EPG Product with respect to which royalty payments are required by Section 6.1.2 is sold or licensed (as evidenced by bill or invoice) and payment therefor is received by Microsoft. Royalties shall not accrue at the time of sale or Transfer for sales or Transfers between Microsoft and its Subsidiary for resale or for further Transfer. Royalties shall not accrue for "not for resale" or "NFR" units distributed by Microsoft.

                  (b) Payments required by Section 6.1.3 shall accrue when Advertising Revenues as to which such payment is due have been billed by Microsoft and payment therefor is received by Microsoft. Payments required by Section
                           6.1.3 shall accrue for "not for resale" or "NFR" units distributed by Microsoft.

                  (c) Payments required by Section 6.1.4 shall accrue on Net Subscription Revenues when the underlying subscription fee has been billed and payment therefor is ' received by

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                                      -14-
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                           StarSight.  Payments  required by Section 6.1.4 shall
                           accrue   for  "not  for   resale"   or  "NFR"   units
                           distributed by Microsoft.

         6.2.2 The royalty payment set forth in Section 6.1.1 reflects, on a ratable quarterly basis, a projected installed base of at least [REDACTED***] units of Microsoft Licensed Product during the initial [REDACTED***] period from the Effective Date and is being paid in a lump sum as a matter of convenience to the parties, in part to avoid expenses and other costs associated with accounting for the actual number of units of Microsoft Licensed Products sold or Transferred during the payment period. Likewise, the payments set forth in Sections 6.1.2 and 6.1.3, are attributable to Microsoft EPG Product sold or Transferred over the entire term of the Agreement including the period beyond the initial [REDACTED***] term of the Agreement.

         6.2.3 All royalties and other sums of money due hereunder shall be paid in United States dollars. All royalties and other sums of money for an accounting period computed on invoiced amounts in currencies other than United States dollars shall be converted directly into United States dollars without intermediate conversions to another currency at the intercompany exchange rates established from time to time and consistently applied by the paying party for internal transactions and accounting purposes.

         6.2.4 Each Microsoft royalty report shall include the following information:

                  (a)      as to royalties due under Section 6.1.2:

                           (i) identification by Version Number, Service Provider(as applicable), quantity and description of each Microsoft EPG Product upon which a royalty has accrued pursuant to Section
                                 6.2.1 (a);

                           (ii) identification of the amount of royalties due for each such product, including all information required to show how such amount has been calculated and the aggregate of all royalties due; and

                           (iii) identification of the amount of royalties as to
                                 which credit is taken under Section 7.4.1, if any.

                  (b)      as  to  Net  Advertising  Revenue  payments due under
                           Section 6.1.3:

                           (i)   the total amount of Advertising Revenues;
                           (ii) the amount of each cost permitted to be deducted from such total in order to determine Net Advertising Revenue;
                           (iii) identification of the amount of Net Advertising
                                 Revenues payment due including all other information, in addition to that of Section 6.2.4(b)(ii), to show how such amount has been calculated; and (iv) identification of the amount of royalties as to which credit is taken under Section 7.4.1, if any.

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                                      -15-

         6.2.5 Each StarSight royalty report shall include the following information:

                  (a)      as to payments due on Net Subscription Revenues under
                           Section 6.1.4:

                           (i)   the total amount of Subscription Revenues;
                           (ii) the amount of each cost permitted to be deducted from such total in order to determine Net Subscription Revenues; and
                           (iii) identification    of   the    amount   of   Net
                                 Subscription Revenues payment due including all other information, in addition to that of
                                 Section 6.2.5(a)(ii), to show how such amount has been calculated.

         6.2.6 In the event that any of the  subsections  of  Sections  6.2.4 or
6.2.5 (as applicable) do not apply, the reporting party shall so state as to each Section. In the event no royalties are due, the reporting party's royalty report shall so state as to each such subsection.

         6.2.7 Each royalty report shall be certified by an officer of the reporting party or by a designee of such officer to be correct to the best of such party's knowledge and information.

         6.2.8 Each royalty report shall be in a format substantially similar to the appropriate form(s) provided in Appendix D for Microsoft and Appendix E for StarSight, attached hereto and incorporated by reference.

         6.2.9 An accounting period shall end on the last day of each March, June, September, and December during the term of this Agreement. The first accounting period under this Agreement shall be for a period commencing October 1, 1996 and ending December 31, 1996. Within forty-five (45) calendar days after the end of each such period, the paying party shall furnish to the other party a written royalty report containing the information specified in Section 6.2.4 or
Section 6.2.5 (as applicable) and shall pay to such party all unpaid amounts, whether royalty or other payments, accrued hereunder in favor of such other party to the end of each such period. The paying party shall bear and pay all taxes which are required by its national government, including any political subdivision thereof, as the result of the existence or operation of this Agreement, except any necessary, appropriate, and required income tax imposed upon royalties or other payments, by the national government of such party. The paying party may deduct or withhold such income tax from said royalties or other payments provided it furnishes the other party with a tax certificate, or other document evidencing payment of such income tax.

         6.2.10 Each party shall keep separate records in sufficient detail to permit the determination of royalties and other payments payable hereunder. Such records shall be maintained for at least [REDACTED***]. At the request of one party, the other party will permit an independent auditor and technical consultant selected by the requesting party or any other person or persons acceptable to both parties, to examine during ordinary business hours once each calendar year such records and other documents as may be necessary to verify or determine royalties and other payments paid or payable under this Agreement. Such auditor, technical consultant or other person(s) shall be instructed to report to the requesting party only the amount of royalties and other payments due and

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         treatment  filed with the Securities and Exchange  Commission.  Omitted portions have been filed separately with the Commission.

payable. If no request for examination of such records for any particular accounting period has been made by one party within [REDACTED***] after the end of said period, the right to examine such records for said period shall terminate.

         6.2.11 The fees and expenses of the requesting party's representative performing any examination of records under Section 6.2.10 shall be borne by the requesting party. However, if an error resulting in the underpayment of either royalties or other payments of more than [REDACTED***] of the total thereof respectively due is discovered for any year examined, then the total fees and expenses of these representatives shall be borne by the other party. Such other party in any case shall pay the requesting party the amount of any under payment of royalties or other payments uncovered as a result of any such examination of records. Section 6.2.12 specifically applies to any such underpayment.

         6.2.12 The paying party shall be liable for interest at a rate of [REDACTED***] per month compounded monthly on any overdue royalty or other payment set forth in Section 6.1, commencing on the date such royalty or other payment becomes due. If such interest rate exceeds the maximum legal rate in the jurisdiction where a claim therefor is being asserted, the interest rate shall be reduced to such maximum legal rate.

                                    SECTION 7
                                LIMITED INDEMNITY

         7.1 Microsoft and StarSight agree, however unlikely, that ft is still nonetheless possible that patent licenses may be requested or required from [REDACTED***] and/or their affiliates (hereinafter collectively referred to as "Claimant") for EPG related features of Microsoft Licensed Products. Hence, StarSight agrees to [REDACTED***] the broadest possible covenants and licenses from Claimant [REDACTED***] that include the capability of accessing the StarSight data service.

         7.2 The parties recognize that [REDACTED***] that it may not be able to do so, or that such covenants and licenses [REDACTED***]. In such cases it may be desirable for [REDACTED***] to retain additional flexibility [REDACTED***] such licenses with perhaps more favorable terms than would be otherwise possible but for certain requirements of this Agreement. Therefore, if all the following conditions are met:

                  a. Within [REDACTED***] days of the Effective Date, Microsoft receives a [REDACTED***] patent infringement from a Claimant asserting, or after [REDACTED***] days of the Effective Date, Microsoft determines through discussions with a Claimant or otherwise, that a [REDACTED***] one or more of Claimant's EPG related patents which are based upon any patent which has issued, or application which has been filed, [REDACTED***]; and

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                                      -17-
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                  b.       Microsoft gives StarSight at least [REDACTED***] days
                           notice of such a  [REDACTED***]  along with a copy of
                           Claimant's   [REDACTED***]   (if   any),   or  if  an
                           [REDACTED***], then with complete details of the patent and other relevant information, subject to
                           preserving   attorney/client   privilege,   so   that
                           StarSight and  Microsoft may evaluate  whether or not
                           such   [REDACTED***]  by  virtue  of  a  pre-existing
                           agreement between StarSight and Claimant; and

                  c. If the [REDACTED***] is not in StarSight's and Microsoft's reasonable opinion [REDACTED***] and Microsoft is required to pay or deems it necessary [REDACTED***] in excess of [REDACTED***] in the aggregate for [REDACTED***]; then

         Microsoft, irrespective of the requirements set forth in this Agreement, [REDACTED***] of the particular Claimant in [REDACTED***] on an equal (or lesser) basis with the [REDACTED***] if Microsoft deems it necessary in order to acquire the [REDACTED***]. [REDACTED***].

         7.3 Microsoft shall be entitled to [REDACTED***] of the royalties described in Section 7.2 (irrespective of the royalty amount), up to a maximum offset amount not to exceed [REDACTED***], for amounts actually paid by Microsoft to Claimant only against amounts otherwise payable by Microsoft to StarSight pursuant to Section 6.1.3.

                  StarSight's  maximum  indemnification   liability  under  this
Section 7.3 is [REDACTED***].

         7.4      Limited Indemnity [REDACTED***]

         7.4.1   (a)      StarSight  has entered  into a written  [REDACTED***]
                           agreement  with   [REDACTED***]   pursuant  to  which
                           StarSight is the [REDACTED***].

                 (b) In the event [REDACTED***] asserts its [REDACTED***] [REDACTED***] [REDACTED***] which are the subject of the [REDACTED***] which meet the requirements of Sections 5.1.1 and 5.2.1 of this Agreement, then StarSight will intervene to the appropriate level, including litigation if necessary, in order to ascertain StarSight's [REDACTED***] rights under [REDACTED***] Agreement. The level of such intervention will be determined solely by StarSight.

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                                      -18-
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         (c)               If, as a result of the foregoing intervention,  it is
                           determined   that   StarSight   does   not  have  the
                           [REDACTED***]   to   such    [REDACTED***]   or   the
                           [REDACTED***] of additional royalties to license such [REDACTED***] to Microsoft; StarSight will indemnify Microsoft for any amounts Microsoft directly pays to [REDACTED***], including, subject to Section 7.4.2, associated legal fees and costs, if any, as a result of [REDACTED***] asserting such [REDACTED***] against such [REDACTED***] up to [REDACTED***] of indemnity paid, as follows:

                           (i) StarSight will indemnify Microsoft for the first [REDACTED***] thereof, as it is paid by Microsoft to [REDACTED***], in cash payments; and

                           (ii) StarSight will indemnify Microsoft for up to an additional [REDACTED***] at a rate of [REDACTED***] per dollar paid by Microsoft to [REDACTED***]. Any indemnification payments required pursuant to this Section 7.4.1 (b) shall be payable to Microsoft only as a credit against payments to be made by Microsoft to StarSight for such [REDACTED***] under Sections
                                 6.1.2 or 6.1.3 of this Agreement.

         StarSight's maximum indemnification liability under this Section 7.4.1 is [REDACTED***]. Legal fees incurred by StarSight as a result of its indemnification of Microsoft hereunder shall not count against this maximum indemnification liability.

         7.4.2    (a)      StarSight  shall, at its expense and upon Microsoft's
                           reasonable   request,  defend  [REDACTED***]   action
                           brought by [REDACTED***] as a result of its assertion
                           as set forth in Section 7.4.1(b), which is brought in
                           a court of competent jurisdiction,  against Microsoft
                           and/or    Microsoft's    Subsidiaries,    affiliates,
                           directors,    officers,    employees,    agents   and
                           independent contractors, to the extent it is in connection with [REDACTED***]; and

                  (b) On the condition that Microsoft shall: (1) provide StarSight prompt notice in writing of any such action or claim and permit StarSight to intervene, answer and defend such action or claim; and (2) provide StarSight reasonable information, assistance and authority to help StarSight in such intervention or defense; and

                  (c) StarSight will not be responsible for any costs, damages or fees, if a settlement of any claim or action under Section 7.4 is made by Microsoft without StarSight's written permission, which permission will not be unreasonably withheld. Microsoft shall have the right, at its expense, to employ separate counsel and participate in the defense of any action or claim; and

--------------------------------------------

*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                  (d) StarSight may not settle any claim or action under this Section 7.4 on Microsoft's behalf without first obtaining Microsoft's written permission, which permission will not be unreasonably withheld. In the event Microsoft and StarSight agree to settle a claim or action, each party agrees not to publicize the settlement without first obtaining the other party's written permission, which permission will not be unreasonably withheld.


         7.5      Maximum Indemnification Obligation

         7.5.1 Notwithstanding any other provision in this Agreement to the contrary, StarSight's maximum indemnification liability for whatever reason under this Agreement is [REDACTED***]. Legal fees incurred by StarSight as a result of its indemnification of Microsoft hereunder shall not count against this maximum indemnification liability.

         7.6      STARSIGHT TRADEMARK INDEMNIFICATION

         7.6.1 StarSight shall, at its expense and Microsoft's request, defend any claim or action brought against Microsoft, and Microsoft's Subsidiaries, affiliates, directors, officers, employees, agents and independent contractors, to the extent it is based upon a claim that the StarSight Trademarks infringe or violate any trademark or other proprietary or unfair competition right of a third party, and StarSight will indemnify and hold Microsoft harmless from and against any costs, damages and fees reasonably incurred by Microsoft, including but not limited to fees of attorneys and. other professionals, that are attributable to such claim. Microsoft shall: (i) provide StarSight prompt notice in writing of any such claim or action and permit StarSight to answer and defend such claim or action; and (ii) provide StarSight information, assistance and authority to help StarSight to defend such claim or action. StarSight will not be responsible for any costs, damages or fees, if a settlement is made by Microsoft without StarSight's written permission, which permission will not be unreasonably withheld. Microsoft shall have the right, at its expense, to employ separate counsel and participate in the defense of any claim or action. StarSight shall reimburse Microsoft upon demand for any payments made or loss suffered by it at any time after the Effective Date, based upon the judgment of any court of competent jurisdiction or pursuant to a bona fide compromise or settlement of claims, demands, or actions, in respect to any damages related to any claim or action under this Section 7.6. StarSight may not settle any claim or action under this Section 7.6 on Microsoft's behalf without first obtaining Microsoft's written permission, which permission will not be unreasonably withheld. In the event Microsoft and StarSight agree to settle a claim or action, each party agrees not to publicize the settlement without first obtaining the other party's written permission, which permission will not be unreasonably withheld.

         7.6.2 Notwithstanding Section 7.6.1, should the use of any StarSight Trademark as contemplated by this Agreement be enjoined or be threatened to be enjoined, StarSight shall notify Microsoft and immediately, at StarSight's expense: (i) procure for Microsoft the right to continue use the StarSight Trademark, as applicable, as licensed in this Agreement; or (ii) replace or modify the StarSight Trademark with a mark that is non-infringing. In the alternative, and at StarSight's election, StarSight may notify Microsoft that Sections 5.2 and 5.3 shall not apply to the infringing or

--------------------------------------------

*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

potentially infringing StarSight Trademark until such time as StarSight notifies Microsoft that such mark is neither infringing nor potentially infringing. In the event, after a reasonable period of time, StarSight is unsuccessful in its attempts to procure the necessary rights or replace or modify the StarSight Trademark as indicated above, Microsoft may take reasonable steps to remove or modify the StarSight Trademark, with StarSight's approval not to be unreasonably withheld, to prevent the injunction from being entered.

                                    SECTION 8
                                   WARRANTIES

         8.1 NEITHER PARTY MAKES ANY REPRESENTATION, EXPRESS OR IMPLIED, AS TO THE PRODUCTS LICENSED HEREUNDER, THIS AGREEMENT OR OTHERWISE, AND HEREBY DISCLAIMS ANY FURTHER WARRANTY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, INTELLECTUAL PROPERTY VALIDITY, INTELLECTUAL PROPERTY NON-INFRINGEMENT OR OTHER STATUTORY WARRANTY, EXCEPT AS EXPRESSLY SET FORTH HEREIN.

         8.2 NEITHER PARTY HERETO SHALL BE LIABLE TO THE OTHER PARTY, ITS CUSTOMERS, OR ANY OTHER ENTITY CLAIMING THROUGH OR UNDER SUCH OTHER PARTY FOR ANY LOSS OF PROFITS OR INCOME, LOSS OF DATA OR OTHER TANGIBLE BUSINESS LOSS OR OTHER CONSEQUENTIAL, INCIDENTAL OR SPECIAL DAMAGES, EVEN IF SUCH PARTY HERETO HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

         8.3 StarSight warrants title to U.S. Patents 4,706,121; 5,151,789; 5,353,121; 5,479,266; 5,479,268; and 5,550,576.

                                    SECTION 9
                              TERM AND TERMINATION

         9.1 This Agreement shall come into effect as of the Effective Date and, unless terminated sooner in accordance with this Section 9, shall remain in effect [REDACTED***].

         9.2 Either party may terminate this Agreement or any license granted by it hereunder upon written notice to the other party in the event that the other party breaches a material obligation or warranty hereunder, and fails to cure such breach within sixty (60) days after written notice by the non-breaching party. A breach of Section 5.1, 5.2, 5.3, 5.5 and 7.4, failure to make a payment under Section 6 and breach of any confidentiality obligation under Section 1 0 including the NDA set forth in Section 10.1 shall be among the acts considered to be a breach of a material obligation.

         9.3 The provision of Sections 6.1.2 through 6.1.5, 6.2, 7.4, 8 and 10 and any other provision which by its nature is intended to survive termination, shall survive any termination or expiration of this Agreement. Termination of this Agreement or any license granted herein shall not

--------------------------------------------

*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

affect Microsoft Licensed Products or StarSight Licensed Products distributed prior to the date of such termination.

         9.4 During the term of this Agreement, and provided the parties are in material compliance with the terms hereof, the parties shall in good faith negotiate, and grant to each other on terms agreeable to both parties, any other additional licenses under Microsoft intellectual property rights and StarSight intellectual property rights as may be required and/or requested by either party to continue the business contemplated by this Agreement.

                                   SECTION 10
                                 CONFIDENTIALITY

         10.1 The terms and conditions of this Agreement and information provided and or exchanged pursuant to this Agreement shall be deemed
"Confidential Information" and subject to the terms and conditions of the Non-Disclosure Agreement dated April 1, 1996 (the "NDA"), as amended, between Microsoft and StarSight, except that (1) the five (5) year period of Section 2(a) thereof shall be amended to be coextensive with the term of this Agreement, and (2) the second sentence of Section 4(g) thereof shall be deleted and Section
12.8 hereof shall be substituted therefor. Any conflict between the terms of the NDA and the terms of this Agreement shall be resolved in favor of the terms of this Agreement.

         10.2 Microsoft acknowledges that the StarSight Authorization Codes and StarSight Protocols are highly confidential and that unauthorized use or disclosure of such information could significantly damage the business of StarSight. In the event Microsoft obtains rightful possession or knowledge of StarSight Authorization Codes pursuant to this Agreement then, in addition to its other obligations under this Section 10, Microsoft agrees that no more than one (1) master copy and one (1) backup copy of StarSight Authorization Codes and StarSight Protocols shall be made or maintained ("Authorized Copies"). Such Authorized Copies will be maintained in a locked room or container when not in use and will be accessible only by a limited number of employees who require access to the StarSight Authorization Codes or StarSight Protocols for incorporation into the Microsoft Licensed Products. Microsoft agrees to maintain a written record of individual employees that actually accessed the StarSight Product Authorization Codes or StarSight Protocols, and shall provide such information to StarSight upon request.

         10.3 The parties agree to jointly announce the signing of this Agreement once it is fully executed. Neither party shall make any public announcement about or otherwise disclose to any third party the terms or content of this Agreement or the parties' discussions regarding the subject matter of this Agreement-without the written consent of the other party, which consent shall not be unreasonably withheld or delayed. Either party may make at any time announcements which are advised to be made by the Parties' respective outside counsel or that are required by applicable law, regulatory bodies, stock exchange or stock association rules, so long as the party so required to make the announcement, promptly after learning of such requirement, notifies the other party of such requirement and discusses with the other party in good faith the exact wording of any such announcement. Each party, as applicable, agrees to request "confidential treatment" from the appropriate regulatory authority if this Agreement must be included as part of any public filing.

                                   SECTION 11
                                  SUB-LICENSES

         11.1 All licenses granted herein include the right of the licensee to grant sub-licenses of or within the scope of such licenses to a party's Subsidiaries. Each Subsidiary so sub-licensed shall be bound by the terms and conditions of this Agreement (other than the payment or royalties as provided in Section 6, which shall remain the obligation of Microsoft and StarSight, respectively) as if it were named herein in the place of such licensee. The licensee represents to the licensor that it has the power to bind each such Subsidiary to the terms and conditions of this Agreement and agrees to, and shall take whatever action is necessary to, so legally bind its Subsidiaries, or in the alternative, the licensee hereby guarantees the performance of the obligations of its Subsidiaries hereunder. The licensee shall pay and account to the licensor for all payments due hereunder in respect of the exercise by any Subsidiary of the licensee of the sub-license granted to it hereunder. Any sub-license granted to a Subsidiary shall terminate on the date such Subsidiary ceases to be a Subsidiary.

                                   SECTION 12
                                  MISCELLANEOUS

         12.1 Waiver. A party's failure at any time to require the other party's performance of any obligation under this Agreement shall not affect such party's right to require subsequent performance of that obligation. Any waiver of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, waiver or modification of the provision itself, or any modification of any right under this Agreement.

         12.2 Assignment. Neither party may assign or otherwise transfer this Agreement, or any of its rights, licenses or obligations hereunder, to any third party without the prior written consent of the other and any such attempted assignment or transfer shall be void, except in the case of the sale of all or substantially all of the assigning party's assets relating to the licensed products (in which case this Agreement shall be fully binding on the licensee's successor in interest).

         12.3 Express Licenses Only. The rights and licenses granted in this Agreement are limited to those expressly recited. No rights, licenses or other grants are made by implication, estoppel, exhaustion, operation of law or otherwise.

         12.4 Patent Marking. Microsoft shall, except as may otherwise be agreed to in writing (such as to account for additional StarSight Licensed Patents which issue), provide the following notice or a reasonable variation to be agreed to in advance by the parties in writing on all Microsoft EPG Product and with any accompanying instruction material package:

                  "StarSight Licensed: The manufacture and sale of EPG features of this product was licensed from StarSight Telecast, Inc., which license includes rights under U.S. Patent Nos.: 4,706,121; 5,151,789; 5,353,121; 5,479,266; and 5,479,268."

For each unit of Microsoft EPG Product which is or includes hardware, the above notice or the reasonable variation of such notice as mutually agreed to in writing must be affixed to the hardware and be visible. For each unit of Microsoft EPG Product which is embodied in software this notice may appear in an "about-box" or may be embedded as a character (Ascii) string which appears in the executable software code when it is viewed or printed. Microsoft's failure to comply with the foregoing requirements shall not constitute a breach of this Agreement; provided, upon learning of such failure, Microsoft promptly corrects it.

         12.5 Each party as "Granting Party" grants to the other party the right to obtain upon request and to the extent and subject to the terms and conditions under which the Granting Party has the right to do so at the time of such request, a license of or within the scope granted herein with respect to any patent which would otherwise qualify as a Licensed Patent of the Granting Party, but for payment to third parties as set forth in the definition of Licensed Patents. Such license shall be granted under a separate agreement at a royalty rate or other payment payable by the Granting Party to a third party for granting of such license or the exercise of rights thereunder.

         12.6     Payments, Notices and Other Communications.

         12.6.1 All notices and other communications required or permitted under this Agreement shall be in writing and shall be given in one of the following ways:

                   (i)    by overnight courier;
                  (ii)    by registered or certified mail; or
                 (iii)    by facsimile followed by registered or certified mail.

         Such notices shall be delivered to the parties at the following addresses (or at such other address as a party may specify by written notice to the other);

         If to StarSight:

                  StarSight Telecast, Inc.
                  39650 Liberty Street, 3rd Floor
                  Fremont, CA 94538
                  United States of America
                  Facsimile: (510) 353-3907
                  Attention:   Jonathan Orlick
                               Vice President Intellectual Property,
                               General Counsel

         If to Microsoft:

                  Microsoft Corporation
                  One Microsoft Way
                  Redmond, WA 98052-6399
                  United States of America
                  Facsimile: (206) 936-7329
                  Attention:   Thomas F. Gershaw
                               Senior Product Manager
                               Consumer Platforms Division

With a copy to:

                  Law and Corporate Affairs (same address)

         Either party may change its address by a notice given to the other party in the manner set forth above. Notices and communications shall be deemed to have been given upon receipt when delivered personally or by overnight courier, or ten (10) days after posting if sent by registered or certified mail; or upon receipt by facsimile, provided the original copy is received by registered or certified mail within ten (10) days after facsimile transmission.

         12.6.2 Royalty reports, as described in Section 6.2, shall be sent by overnight delivery, or faxed and then mailed within five (5) days as set forth below.

If to StarSight:

                  StarSight Telecast Inc.
                  Attention: Chief Accounting Officer
                  39650 Liberty Street, 3rd Floor
                  Fremont, California 94538
                  United States of America
                  Facsimile Number: (510) 657-5022

If to Microsoft

                  Microsoft Corporation
                  One Microsoft Way
                  Redmond, WA 98052-6399

                  Attn: Special Agreements/ Dept. 551
                  Fax number (206) 936-5401


         12.6.3 All payments by Microsoft as set forth in Section 6.1 shall be paid via automated clearing house payment, check sent by overnight delivery or bank wire transfer to:

                  Attention:   [REDACTED***]




                  ABA Routing Number: [REDACTED***]

         12.6.4 All payments by StarSight as set forth in Section 6.1 shall be paid via automated clearing house payment, check sent by overnight delivery or bank wire transfer to:

                  Attention:  [REDACTED***]






                  ABA Routing Number: [REDACTED***]

         12.7 Partial Invalidity. If any provision of this Agreement shall be found or held to be invalid or unenforceable in any jurisdiction in which this Agreement is being performed or enforced, the remainder of this Agreement shall be valid and enforceable, and the parties shall use their best efforts to negotiate a substitute valid and enforceable provision that most nearly effect the parties' intent in entering into this Agreement.

         12.8 Governing Law. The validity, construction, and performance of this Agreement shall be governed by and interpreted in accordance with the laws of the State of California, USA, without regard to conflicts of laws provision.

         12.9 Section Headings. The heading to sections and this Agreement are to facilitate reference only and do not form a part of this Agreement, and shall not in any way affect the interpretation thereof.

         12.10 Entire Agreement. The terms and conditions herein contained constitute the entire agreement between the parties regarding the subject matter hereof, and supersede all previous agreements and understandings, whether oral or written, between the parties hereto with respect to the subject matter hereof. No modification, alteration, addition or change in the terms hereof shall be binding on either party hereto unless reduced to writing and duly executed by the parties in the same manner as the execution of this Agreement.

--------------------------------------------

*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives on the dates set forth below.

MICROSOFT:                                      STARSIGHT:

MICROSOFT CORPORATION                           STARSIGHT TELECAST, INC.



By:       /s/ Craig J. Mundie                   By:      /s/ Larry Wangberg
    --------------------------------------          ---------------------------
         Craig J. Mundie                                 Larry Wangberg
         Senior Vice President                           Chief Executive Officer
         Consumer Platforms Division

Date:     December 20, 1996                     Date:    December 20, 1996
      ------------------------------------            -----------------------

                                   APPENDIX A

                       MICROSOFT DELIVERABLES AND SCHEDULE


         1.       Deliverables Defined

         Microsoft shall deliver to StarSight at least one copy of each Microsoft EPG Product and associated development tool (e.g., software developer kit ("SDK") and driver developer kit ("DDK"))("EPG Development Tools") as such products and tools become available, as determined by Microsoft. Microsoft shall deliver the Microsoft EPG Products and EPG Development Tools in pre-release and final Versions.

         2.       Schedule for Delivery

         To be agreed upon by the parties.

         3.       License Grant

         The license grants for each Microsoft EPG Product and EPG Development Tool shall be the standard Microsoft license grants for such products and tools. At a minimum, however, the StarSight shall be entitled to and is hereby granted at least the following license rights with respect to each Microsoft EPG Product and EPG Development Tool:

         3.1      Microsoft  EPG  Products.   Microsoft   grants  StarSight  the
following limited, non- exclusive rights:

         StarSight may use the Microsoft EPG Products to design, develop, and test StarSight products and services and associated development tools and infrastructure products for use with Microsoft EPG Products, EPG Development Tools and infrastructure products.

         3.2      EPG  Development   Tools.   Microsoft   grants  StarSight  the
following limited, non- exclusive rights:

                  a. Software Product. StarSight may install and use the EPG Development Tools to design, develop, and test software application products for use with Microsoft EPG Products ("Application").

                  b. Sample Code. StarSight may modify the sample source code located in the EPG Development Tools "samples" directories ("Sample Code") to design, develop, and test StarSight's Application. StarSight may also reproduce and distribute the Sample Code in object code form along with any modifications it makes to the Sample Code, provided that StarSight complies with the Distribution Requirements described below. For purposes of this section, "modifications" shall mean enhancements to the functionality of the Sample Code.

                  c. Redistributable Code. Portions of the EPG Development Tools are designated as "Redistributable Code."

                  d.   Distribution   Requirements.   StarSight   may  copy  and
redistribute the Sample Code and/or Redistributable Code (collectively "Redistributable Components") as described above, provided that (i) StarSight distributes the Redistributable Components only in conjunction with, and as a part of its Application; (ii) StarSight's Application adds significant and primary functionality to the Redistributable Components; (iii) the Redistributable Components only operate in conjunction with Microsoft EPG
Products; (iv) StarSight does not permit further redistribution of the Redistributable Components by its end-user customers; (v) StarSight does not use Microsoft's name, logo, or trademarks to market its Application; (vi) StarSight includes a valid copyright notice on its Application; and (vii) StarSight agrees to indemnify, hold harmless, and defend Microsoft from and against any claims or lawsuits, including attorneys' fees, that arise or result from the use or distribution of its Application, except to the extent such claims or lawsuits arise as a consequence of the Microsoft Deliverables.

                  e. Pre-Release Code. In the event, the EPG Development Tools contain pre-release code, then StarSight is hereby advised that is not at the level of performance and compatibility of the final, generally available, product offering. These portions of the EPG Development Tools may not operate correctly and may be substantially modified prior to first commercial shipment. Microsoft is not obligated to make this or any later version of the EPG Development Tools commercially available. Microsoft grants StarSight the right to distribute test versions of its Application created using the pre-release code provided StarSight complies with the Distribution Requirements described in
Section 3.2(d) of this Appendix A and the following additional provisions: (i) StarSight must mark the test version of its Application "BETA" and (ii) StarSight is solely responsible for updating its customers with versions of its Application that operate satisfactorily with the final commercial release of the pre-release code.

         4.       Support

         In addition to such direct support from Microsoft technical personnel as Microsoft deems necessary, support for StarSight's use of the Microsoft Deliverables shall be in accordance with Microsoft's standard support offerings.

                                   APPENDIX B

                       STARSIGHT DELIVERABLES AND SCHEDULE


         1.       Deliverables Defined

         StarSightshall deliver to Microsoft technical information, trade secrets and specifications regarding [REDACTED***], decryption of the StarSight data stream, StarSight data formats and other technologies, all as StarSight deems necessary, to facilitate the compatibility of Microsoft EPG Products with StarSight's data and transmission network and to assist Microsoft in the development of the StarSight Data Loader and a data security mechanism (collectively "StarSight Deliverables").

         2.       Schedule for Delivery

         To be agreed upon by the parties.

         3.       License Grant

         StarSight grants Microsoft the following limited, non-exclusive rights:
Microsoft may use the StarSight Deliverables to design, develop, and test Microsoft EPG Products and associated development tools and infrastructure products for use with StarSight products and services.

         4.       Support

         In addition to such direct support from StarSight technical personnel as StarSight deems necessary, support for Microsoft's use of the StarSight Deliverables shall be in accordance with StarSight's standard support offerings.



--------------------------------------------

*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.


                                                      APPENDIX C

                                                 STARSIGHT TRADEMARKS


    TRADEMARK                  INT'L CLASS               COUNTRY                         APPLICATION/
                                                                                       REGISTRATION NO.

STARSIGHT                        Class 9                 United States           Registration No. 1,968,793
STARSIGHT                        Class 38                United States           Registration No. 1,883,116
STAR DESIGN                      Class 9                 United States           Registration No. 1,973,971
STAR DESIGN                      Class 38                United States           Registration No. 1,915,871
STARSIGHT (AND
STAR DESIGN)                     Class 9                 United States           Registration No. 1,968,794
STARSIGHT (AND
STAR DESIGN)                     Class 38                United States           Registration No. 1,921,168
STARSIGHT                                                Canada                  [REDACTED***]
STARSIGHT                        Classes 9 and 38        France                  Registration No. 94/540158
STARSIGHT                        Classes 9 and 38        Germany                 [REDACTED***]
STARSIGHT (AND
STAR DESIGN)                     Classes 9 and 38        Germany                 [REDACTED***]
STARSIGHT                        Class 9                 Japan                   [REDACTED***]
STARSIGHT                        Class 38                Japan                   [REDACTED***]
STARSIGHT                        Class 9                 Mexico                  Registration No. 496518
STARSIGHT                        Class 38                Mexico                  Registration No. 496517
STARSIGHT                        Classes 9 and 38        United Kingdom          [REDACTED***]

--------------------------------------------

*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.


                                                      APPENDIX D
                                           MICROSOFT ROYALTY REPORTING FORM
                                        For Quarter Ending ___________________

6.1.2
---------------------  -----------------------------------------  -------------------  ----------------------  ---------------------
                                                                      QTY SOLD OR           ROYALTY RATE
                                      (6.2.1(a))                       INVOICED             [REDACTED***]          ROYALTY DUE
    VERSION NUMBER              DESCRIPTION OF MICROSOFT                 (A)                    (B)                  (A x B)
                            EPG PRODUCT and Identification
                          of Service Provider (as applicable)
---------------------  -----------------------------------------  -------------------  ----------------------  ---------------------

---------------------  -----------------------------------------  -------------------  ----------------------  ---------------------

---------------------  -----------------------------------------  -------------------  ----------------------  ---------------------

---------------------  -----------------------------------------  -------------------  ----------------------  ---------------------

---------------------  -----------------------------------------  -------------------  ----------------------  ---------------------
                                                                                            SUBTOTAL DUE      $
                                                                                                               --------------------
6.1.3
---------------------  ----------------------------------------  ----------------------------------------   ------------------------
 ADVERTISING
   REVENUES                                                         NET ADVERTISING REVENUES
   RECEIVED*                  TOTAL ALLOWANCES*                         RECEIVED (A - B)                            ROYALTY DUE
     (A)                            (B)                                        (C)                                 [REDACTED***]
---------------------  ----------------------------------------  ----------------------------------------   ------------------------

---------------------  ----------------------------------------  ----------------------------------------   ------------------------

---------------------  ----------------------------------------  ----------------------------------------   ------------------------

---------------------  ----------------------------------------  ----------------------------------------   ------------------------

---------------------  ----------------------------------------  ----------------------------------------   ------------------------

---------------------  ----------------------------------------  ----------------------------------------   ------------------------
                                                                     TOTAL ROYALTY DUE FOR QUARTER ENDING  $
                                                                                                            ------------------------
*Attach itemization including description and amount.

---------------------------------------------------------------------------------------------------------------    -----------------
                                  TOTAL ROYALTY DUE (6.1.2 + 6.1.3) FOR QUARTER ENDING                            $
---------------------------------------------------------------------------------------------------------------    -----------------

I certify that this report is a true and accurate representation of the amounts due and owing StarSight to the best of my knowledge and information.

By:________________________________________            Printed Name:________________________________      Date:_____________________


--------------------------------------------

*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.


                                                      APPENDIX E

                                           STARSIGHT ROYALTY REPORTING FORM

                                          For Quarter Ending ________________


6.1.4
-----------------------  ------------------------  ----------------------------------------    -------------------------------------
SUBSCRIPTION REVENUES                                     NET SUBSCRIPTION REVENUES
      RECEIVED*            TOTAL ALLOWANCES*                   RECEIVED (A - B)                            ROYALTY DUE
         (A)                      (B)                                (C)                                   [REDACTED***]
-----------------------  ------------------------  ----------------------------------------    -------------------------------------

-----------------------  ------------------------  ----------------------------------------    -------------------------------------

-----------------------  ------------------------  ----------------------------------------    -------------------------------------

-----------------------  ------------------------  ----------------------------------------    -------------------------------------

-----------------------  ------------------------  ----------------------------------------    -------------------------------------

-----------------------  ------------------------  ----------------------------------------    -------------------------------------
                                                       TOTAL ROYALTY DUE FOR QUARTER ENDING  $
                                                                                               -------------------------------------

*Attach itemization including description and amount.


I certify that this report is a true and accurate representation of the amounts due and owing Microsoft to the best of my knowledge and information.

By:________________________________________            Printed Name:________________________________      Date:_____________________


--------------------------------------------

*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                                       E-1